Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-164551) of Resaca Exploitation, Inc. of our report dated September 29, 2009 with respect to the consolidated financial statements of Resaca Exploitation, Inc. (formerly Resaca Exploitation L.P.) and Subsidiary as of June 30, 2009 and 2008, and for each of the three years in the period ended June 30, 2009.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
March 31, 2010